UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 11, 2010
Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard
Studio City, California 91604
(Address of Principal Executive Offices)

(818) 755-2400
Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 11, 2010, Crown Media Holdings, Inc. (the “Company”) amended an employment agreement it has with William J. Abbott, President and Chief Executive Officer of the Company.  Under the amendment, the term of Mr. Abbott’s employment has been extended through December 31, 2012.  Additionally, his annual base salary will be increased by 2.5%, to $687,000, effective June 1, 2010, and is subject to increases in the Company’s discretion in June of each year of the term.

On May 11, 2010, the Company also amended an employment agreement it has with Charles Stanford, Executive Vice President and General Counsel.  Under such amendment, the term of Mr. Stanford’s employment has been extended through December 31, 2011 and his annual base salary is subject to increases in the Company’s discretion in October of each year of the term.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

A list of exhibits filed herewith is contained on the Exhibit Index, which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date	May 13, 2010	By	/s/ Charles L. Stanford
Name: Charles L. Stanford
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Employment Agreement, dated as of May 11, 2010, by and between Crown Media Holdings, Inc. and William Abbott.

10.2	Amendment to Employment Agreement, dated as of May 3, 2010, by and between Crown Media Holdings, Inc. and Charles Stanford.